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                                   EXHIBIT 21

                        HERMAN MILLER, INC., SUBSIDIARIES
                        ---------------------------------

                                  Subsidiaries
                                  ------------


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

The Company's principal subsidiaries are as follows:

                                                                                Jurisdiction
Name                                                      Ownership             of Incorporation
----                                                      ---------             ----------------

Coro, Inc.                                                100% Company          Michigan

Herman Miller (Australia) Pty., Ltd.                      100% Company          Australia

Herman Miller B.V. (Netherlands)                          100% Company          Netherlands

Herman Miller Canada, Inc.                                100% Company          Canada

Herman Miller Ltd. Niederlassung Deutschland, Inc.        100% Company          Germany

Herman Miller Et Cie                                      100% Company          France

Herman Miller Italia S.p.A.                               100% Company          Italy

Herman Miller Japan, Ltd.                                 100% Company          Japan

Herman Miller Limited                                     100% Company          England, U.K.

Herman Miller Mexico S.A. de C.V.                         100% Company          Mexico

Herman Miller Transportation Company                      100% Company          Michigan

Integrated Metal Technology, Inc.                         100% Company          Michigan

Meridian Incorporated                                     100% Company          Michigan

Milcare, Inc.                                             100% Company          Michigan

Milsure Insurance Limited                                 100% Company          Barbados

Miller SQA, Inc.                                          100% Company          Michigan

Powder Coat Technology, Inc.                              100% Company          Michigan

The Resource Alliance, Inc.                               100% Company          Canada
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